UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

DERMTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (858) 291-7505

Constellation Alpha Capital Corp.

Emerald View, Suite 400

2054 Vista Parkway

West Palm Beach, FL 33411

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market
Warrants to purchase Common Stock	DMTKW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 12, 2019, the board of directors (the “Board”) of Dermtech, Inc. (the “Company”) appointed Mr. Kevin Sun, the Company’s Vice President of Finance, as Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Sun will replace Mr. Steven Kemper in those roles, who notified the Board on September 11, 2019 that he will be retiring in October, 2019. Mr. Kemper will remain employed with the Company through October 15, 2019 in an effort to aid in the transition. Effective as of September 12, 2019, Mr. Sun assumed day-to-day leadership of the Company’s internal financial and accounting function. Accordingly, the Board has designated Mr. Sun as an executive officer of the Company, an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and as the Company’s principal financial officer and principal accounting officer.

Mr. Sun, age 41, joined the company in August 2019 and has served in the role of Vice President, Finance. From June 2008 to November 2018, Mr. Sun served in various management and executive roles for Dexcom, Inc. including most recently as Vice President, Corporate Controller and Treasury from November 2017 to November 2018, as Interim Chief Financial Officer from April 2017 to September 2017, as Vice President, Finance from February 2016 to November 2017, and as Senior Director, Finance from March 2014 to February 2016. Prior to Dexcom, Mr. Sun held various roles of increasing responsibility at Biosite Incorporated from 2004 to 2008, most recently as Senior Manager, Financial Planning and Analysis. Mr. Sun holds a B.S. in Business with a dual major in Accounting and Finance, a minor in Psychology, a Masters in Strategic Management and an MBA from the Kelley School of Business at Indiana University. No new compensatory arrangements were entered into in connection with Mr. Sun’s appointment as Chief Financial Officer, Treasurer and Secretary and his Employment Agreement (as defined below) will remain in effect.

Mr. Sun does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Sun and any other person pursuant to which Mr. Sun was selected to serve as Chief Financial Officer, Treasurer and Secretary of the Company. There have been no transactions involving Mr. Sun that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with Mr. Sun’s appointment, Mr. Sun and the Company will enter into an indemnification agreement in the form the Company has entered into with certain of its other executive officers, which form is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38118) filed by the Company with the Securities and Exchange Commission on September 5, 2019. Under this agreement, the Company will agree, among other things, to indemnify Mr. Sun for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Sun in any action or proceeding arising out of his service as one of the Company’s executive officers.

Pursuant to Mr. Sun’s Offer of Employment (the “Employment Agreement”), Mr. Sun will report to the Company’s Chief Executive Officer. The Employment Agreement does not provide for a specified term of employment and Mr. Sun’s employment will be on an at-will basis. Pursuant to the Employment Agreement, Mr. Sun is entitled to an annual base salary of $300,000, is eligible to receive an annual target performance bonus of up to 20% of his gross base salary and, subject to the approval of the Board, will be granted an incentive stock option to purchase common shares, or restricted stock units, representing up to one percent (1%) of the Company’s fully diluted capitalization at the time of the grant (the “Equity Award”). The Equity Award will include vesting terms similar to the vesting terms set forth in equity awards previously granted to other officers of the Company. The Equity Award will be subject to the terms of the Company’s Amended and Restated 2010 Stock Plan (the “2010 Plan”) and the applicable award agreements thereunder. Mr. Sun is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company.

Under the Employment Agreement, if Mr. Sun is terminated by the Company without cause, he is entitled to (i) a lump sum severance payment equal to six months of his then in effect base salary, (ii) payment by the Company of the premiums required to continue health care benefits for a period of six months and (iii) six months additional vesting of any remaining unvested equity awards. In addition, if Mr. Sun is terminated without cause or resigns for good reason within three months prior to, or 18 months following, a change in control, he is entitled to receive accelerated vesting of any outstanding and unvested equity awards.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by the full text of the Employment Agreement, which is incorporated herein by reference.

On September 16, 2019, the Company issued a press release with respect to the foregoing, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	Offer of Employment Letter, dated August 14, 2019, from the Company to Kevin Sun.

99.1	Press Release, dated September 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: September 17, 2019	By:	/s/ John Dobak, M.D.
Name: John Dobak, M.D.
Title: Chief Executive Officer

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